UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2023

Jabil Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Jabil Inc. was held on January 26, 2023. Set forth below are the voting results for the three proposals presented for stockholder vote at such meeting, each of which received a sufficient number of votes to pass.

1.

The individuals listed below were elected at the Annual Meeting to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors are duly elected and qualified:

	FOR	AGAINST	ABSTAIN	NON-VOTE
Anousheh Ansari	109,959,902	561,202	102,304	13,452,782
Christopher S. Holland	110,138,370	386,423	98,615	13,452,782
Mark T. Mondello	106,957,651	3,314,536	351,221	13,452,782
John C. Plant	87,152,969	23,344,726	125,713	13,452,782
Steven A. Raymund	90,010,206	20,515,518	97,684	13,452,782
Thomas A. Sansone	104,383,029	6,118,247	122,132	13,452,782
David M. Stout	105,968,349	4,529,753	125,306	13,452,782
Kathleen A. Walters	109,571,580	960,628	91,200	13,452,782

2.	A proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2023.

FOR	AGAINST	ABSTAIN	NON-VOTE
121,339,249	1,296,740	1,440,201	—

3.	A proposal to approve (on an advisory basis) the Company’s executive compensation.

FOR	AGAINST	ABSTAIN	NON-VOTE
107,642,583	2,822,012	158,813	13,452,782

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.
(Registrant)

January 31, 2023	By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Vice President, Deputy General Counsel & Corporate Secretary